Registration No.333-

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                     FIRST CHARTER CORPORATION
      (Exact name of registrant as specified in its charter)

                North Carolina                56-1355866
      (State or other jurisdiction       (I.R.S. Employer
     of incorporation or organization)   Identification No.)

               22 Union Street, North
               Concord, North Carolina            28025
     (Address of Principal Executive Offices)   (Zip Code)

                    FIRST CHARTER CORPORATION
                 1998 EMPLOYEE STOCK PURCHASE PLAN
                     (Full title of the plan)

                 Lawrence M. Kimbrough, President
                    First Charter Corporation
                      22 Union Street, North
                  Concord, North Carolina 28025
             (Name and address of agent for service)

                        Tel (704) 786-3300
                        Fax (704) 792-9500
   Telephone number, including area code, of agent for service

                             Copy to:
                        R. Douglas Harmon
               Smith Helms Mulliss & Moore, L.L.P.
                      Post Office Box 31247
                 Charlotte, North Carolina 28231
                       Tel (704)343-2000
                       Fax (704)334-8467

     Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

               CALCULATION OF REGISTRATION FEE
________________________________________________________________
 Title of                 Proposed      Proposed
Securities      Amount     Maximum       Maximum      Amount of
  to be         to be     Offering      Aggregate  Registration
Registered    Registered  Price Per     Offering         Fee
                            Unit*         Price*
---------------------------------------------------------------
    Common    150,000
    Stock      Shares       $23.63      $3,544,500      $1,046
 ________________________________________________________________
   * Pursuant to Rule 457(h), based on the price of the Common Stock at which options granted pursuant to the plan may be exercised.



PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents constituting the Prospectus of First Charter Corporation (the "Registrant") with respect to this Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are kept on file at the offices of the Registrant. The Registrant will provide without charge to employees, on the written or oral request of any such person, a copy of any or all of the documents constituting the Prospectus. Written requests for such copies should be directed to the Chief Financial Officer, First Charter Corporation, 22 Union Street, North, Concord, North Carolina 28025. Telephone requests may be directed to (704)786-3300.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, filed pursuant to Section
     13 of the Securities Exchange Act of 1934, as amended (the
     "Exchange Act");

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and
     September 30, 1997, filed pursuant to Section 13 of the Exchange Act;

          (c) The Registrant's Current Reports on Form 8-K filed on July 2, 1997 and August 18, 1997; and

          (d) The description of the Registrant's Common Stock contained in its Registration Statement filed pursuant to
     Section 12 of the Exchange Act and all amendments and reports filed for the purpose of updating such description, including the Registrant's Current Report on Form 8-K filed on November 9, 1995.

     Any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto which either indicates that all securities offered hereto have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.

     The Registrant will provide without charge to each person to whom the Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Robert O. Bratton, Chief Financial Officer, First Charter Corporation, 22 Union Street, North, Concord, North Carolina 28026-0228. Telephone requests may be directed to (704) 786-3300.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the Registrant's Common Stock to be issued in connection with the Plans has been passed upon by Smith Helms Mulliss & Moore, L.L.P., Charlotte, North Carolina. As of the date of this Registration Statement on Form S-8, certain attorneys of Smith Helms Mulliss & Moore, L.L.P., beneficially owned approximately 8,500 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     There are no provisions in the Registrant's Restated Articles of Incorporation and no contracts between the Registrant and its directors and officers nor resolutions adopted by the Registrant, relating to indemnification. However, in accordance with the provisions of the North Carolina Business Corporation Act (the "Act"), the Registrant's Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Registrant. Pursuant to such Bylaw and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaw or otherwise. In addition, the Registrant's Restated Articles of Incorporation prevent the recovery by the Registrant or any of its shareholders of monetary damages against its directors.

     In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him. The above standard of conduct is determined by the Board of Directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

     Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by a resolution of the Board of Directors.

     In addition, Section 55-8-57 of the Act permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

     The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are incorporated by reference as Exhibit 99.2 of this Registration Statement.

Item 8.  Exhibits.

     The following exhibits are filed with or incorporated by reference in this Registration Statement.

       Exhibit No.
     (per Exhibit
       Tables in
       Item 601 of
     Regulation S-K)         Description of Exhibit

          5.1 Opinion of Smith Helms Mulliss & Moore, L.L.P. as to legality of securities to be registered.

         23.1      Consent of Smith Helms Mulliss & Moore, L.L.P.
                   (included in Exhibit 5.1).

         23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

         24.1      Power of Attorney.

         24.2 Certified Resolution authorizing signature of Registration Statement.

         99.1      1998 Employee Stock Purchase Plan.

         99.2 Provisions of North Carolina law relating to indemnification of directors and officers
                   (incorporated by reference to Exhibit 99.2 of First Charter's Registration Statement on Form S-8, Registration No. 33-60951).


Item 9.  Undertakings.

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)   To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

                 (ii)   To reflect in the prospectus any facts
         or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
         Statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of North Carolina, on December 31, 1997.


                             FIRST CHARTER CORPORATION


                             By: /S/ LAWRENCE M.KIMBROUGH
                                  Lawrence M. Kimbrough
                                  President and Chief Executive
                                    Officer



    Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                     Title                         Date

/S/ LAWRENCE M. KIMBROUGH    President, Chief             December 31, 1997
Lawrence M. Kimbrough        Executive Officer
                             and Director
                            (Principal Executive
                             Officer)

/S/ ROBERT O. BRATTON        Executive Vice               December 31, 1997
Robert O. Bratton            President
                            (Principal Financial
                             and Principal Accounting
                             Officer)


________________________     Director                     December __, 1997
William R. Black


MICHAEL R. COLTRANE*         Director                     December 31, 1997
Michael R. Coltrane


J. ROY DAVIS, JR.*           Director                     December 31, 1997
J. Roy Davis, Jr.


T. CARL DEDMON*              Director                     December 31, 1997
T. Carl Dedmon


________________________     Director                     December__, 1997
James B. Fincher


JOHN J. GODBOLD, JR.*        Director                     December 31, 1997
John J. Godbold, Jr.


________________________     Director                     December__, 1997
H. Clark Goodwin


CHARLES F. HARRY III*        Director                     December 31, 1997
Charles F. Harry III


________________________     Director                     December__, 1997
Frank H. Hawfield, Jr.


J. KNOX HILLMAN, JR.*        Director                     December 31, 1997
J. Knox Hillman, Jr.


BRANSON C. JONES*            Director                     December 31, 1997
Branson C. Jones


________________________     Director                     December__, 1997
Jerry E. McGee


HUGH G. MORRISON*            Director                     December 31, 1997
Hugh H. Morrison


THOMAS R. REVELS*            Director                     December 31, 1997
Thomas R. Revels



*By:  /s/ LAWRENCE  M. KIMBROUGH
      ______________________________
         Lawrence M. Kimbrough
         Attorney-in-Fact




                                  EXHIBIT INDEX

      Exhibit No.
    (per Exhibit
      Tables in
      Item 601 of
    Regulation S-K)             Description of Exhibit

         5.1       Opinion of Smith Helms Mulliss & Moore, L.L.P.
                   as to legality of securities to be registered.

        23.1       Consent of Smith Helms Mulliss & Moore, L.L.P.
                   (included in Exhibit 5.1).

        23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

        24.1       Power of Attorney.

        24.2 Certified Resolution authorizing signature of Registration Statement.

        99.1       1998 Employee Stock Purchase Plan.

        99.2 Provisions of North Carolina law relating to indemnification of directors and officers (incorporated by reference to Exhibit 99.2 of First Charter's Registration Statement on Form S-8, Registration No. 33-60951).